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                                                                   EXHIBIT 3(i)




                       RESTATED ARTICLES OF INCORPORATION
                                      FOR
                             COMSHARE, INCORPORATED



               Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Restated Articles of
Incorporation:

               1. The present name of the corporation is: COMSHARE, INCORPORATED.

               2.       The identification number assigned by the Bureau is:
085-703.

               3. All former names of the corporation are: Com-Share, Incorporated.

               4. The date of filing the original Articles of Incorporation was: February 15, 1966.

               The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation.


                                   ARTICLE I

               The name of the corporation is COMSHARE, INCORPORATED.


                                   ARTICLE II

               The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Michigan.


                                  ARTICLE III

               The total authorized capital stock is:

               (i)      20,000,000 shares of common stock, $1.00 par value; and

               (ii)     5,000,000 shares of preferred stock, no par value.

A statement of the designation, relative rights, preferences and limitations of the shares of each class is as follows:
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                                PREFERRED STOCK

Issuance in Series:

               The shares of Preferred Stock may be issued upon resolution of the Board of Directors and without action or approval by the shareholders, in one or more series, with the rights, preferences, privileges and restrictions of each such series to be fixed by the resolution of the Board of Directors establishing such series. The Preferred Stock in each series will rank equally and be substantially identical in all respects, except that with respect to each series the Board of Directors may fix, among other things, the voting rights, if any, the dividends payable thereon, the times and prices of redemption, if any, the amount payable upon liquidation, the retirement or sinking fund, if any, the conversion rights, if any, the restrictions, if any, on the payment of dividends or to retirements of junior stock, the limitations, if any, on the creation of indebtedness or the issuance of stock of equal or prior rank, and the number of shares to comprise each series.

Dividend Rights:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series will be entitled to receive dividends, and whether such dividends shall be cumulative.

Redemption Provisions:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series will have redemption rights. The shares of Preferred Stock of each series, if redeemable, will be redeemable at a time so fixed and determined, in whole or in part, and by lot or in such other manner as the Board of Directors may determine.

Sinking Fund:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall be entitled to the benefits of a retirement or sinking fund.

Conversion Rights:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall have conversion or exchange rights.

Voting Rights:

               The Board of Directors is authorized to determine whether, and the terms and conditions upon which, the shares of Preferred Stock of each series shall have voting rights.

General:

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               The Board of Directors is authorized to determine any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions relating to the Preferred Stock, or any series thereof, as shall not be inconsistent with this Article III or Michigan law. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not substantially adversely affect the holders of such other series of Preferred Stock or the Common Stock.

Reissue of Reacquired Shares; Issuance of Additional Shares of Same Series:

               Shares of any series of Preferred Stock which have been issued and reacquired in any manner and not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as part of the new series.

Amendment to Articles of Incorporation:

               Any resolution of the Board of Directors establishing and designating a series of Preferred Stock and fixing and determining the relevant rights and preferences thereof shall be appropriately filed with the Department of Commerce of the State of Michigan as an amendment to the Articles of Incorporation.

                                  COMMON STOCK

               Subject to the preferences accorded the holders of Preferred Stock pursuant to the Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Corporation from time to time. Subject to the preferences provided in the Articles of Incorporation or action of the Board of Directors taken with respect to such preferences, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of Common Stock will be entitled to receive pro rata all the remaining assets of the Corporation available for distribution.

               Holders of Common Stock shall have equal voting and other rights share for share, and each holder of Common Stock is entitled to one vote per share. Except to the extent required by law, no holder of Common Stock shall have the right in voting for directors to cumulate his shares and give one candidate as many votes as will equal the number of directors to be elected multiplied by the number of shares of his stock, or to distribute his votes on the same principle among as many candidates as he shall determine. Except as otherwise stated herein, the shares of Common Stock shall have the rights and privileges provided by Michigan law.

                           PREFERRED AND COMMON STOCK

               No holder of any shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, or to purchase any part of a new or additional issue of stock or any other reacquired shares of stock of any class whatsoever or of any securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

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                                   ARTICLE IV

               The address of the current registered office is 30600 Telegraph Road, Bingham Farms, Michigan 48025. The name of the current resident agent is The Corporation Company.


                                   ARTICLE V

               Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state of Michigan, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.


                                   ARTICLE VI

               (a) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of
Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the date on which the Article VI became effective. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               (b)(1) Each individual who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding,


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whether civil, criminal, administrative or investigative (hereinafter a
"proceeding"), by reason of the fact that such individual, or an individual of whom such individual is the legal representative, (i) is or was a director or officer of the Corporation, or (ii) is or was serving (at such time as such individual is or was a director or officer of the Corporation) at the request of the Corporation as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, administrator, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Michigan Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of such indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b)(2) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter "advances"); provided, however, that the payment of such expenses incurred by an indemnitee in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all advances if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to other employees and agents of the Corporation with the same scope and effect as the foregoing indemnification.

               (b)(2) If a claim under paragraph (b)(1) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) it shall be a defense that, and in any action
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brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in the Michigan Business Corporation Act.
Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

               (b)(3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

               (b)(4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Michigan Business Corporation Act.

               These Restated Articles of Incorporation were duly adopted on the 5th day of February, 1996, in accordance with the provisions of Section 642 of the Act and were duly adopted by the Board of Directors without a vote of the shareholders.


                    Signed the 5th day of February, 1996


                    /s/ Kathryn A. Jehle
                    ---------------------------------------
                    Kathryn A. Jehle
                    Senior Vice President and
                    Chief Financial Officer